                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): JUNE 19, 2000
                                                           -------------



                        EOP OPERATING LIMITED PARTNERSHIP
           ----------------------------------------------------------
                  (Exact name of registrant as specified in its
                                    charter)




            DELAWARE                    1-13625               36-4156801
   ------------------------------------------------------------------------
   (State or other jurisdiction of  (Commission File      (I.R.S. Employer
    incorporation or organization)       Number)          Identification No.)



  TWO NORTH RIVERSIDE PLAZA
  SUITE 2100, CHICAGO, ILLINOIS                             60606
--------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (312) 466-3300
                                                           --------------



                                 NOT APPLICABLE
  ---------------------------------------------------------------------------
          (Former name or former address, if changed since last report)






                          Exhibit Index is on page  27.
                                                   ----

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

       On June 19, 2000, EOP Operating Limited Partnership completed its acquisition of the assets of Cornerstone Properties Limited Partnership when Cornerstone Partnership was merged with and into EOP Partnership. Upon completion of the partnership merger, EOP Partnership owned and operated a portfolio of 378 buildings representing 96.8 million square feet of office space in 24 states and the District of Columbia.

       Under the terms of the merger agreement, each outstanding Cornerstone Partnership unit was converted into 0.7009 of a class A unit of EOP Partnership in the merger of Cornerstone Partnership with and into EOP Partnership. EOP Partnership issued a total of 104,713,067 class A units in the partnership merger, including 92,314,264 class A units that were issued to Cornerstone Properties Inc., the general partner of Cornerstone Partnership. In addition, EOP Partnership issued to Cornerstone 3,030,303 series D convertible preferred units, convertible into 2,123,939 class A units of EOP Partnership, in exchange for 3,030,303 convertible preferred units of Cornerstone Partnership held by Cornerstone.

       Following the partnership merger, Cornerstone was merged with and into Equity Office Properties Trust, the general partner of EOP Partnership. In the merger of Cornerstone with and into Equity Office, Equity Office acquired the 92,314,264 class A units and 3,030,303 series D convertible units of EOP Partnership owned by Cornerstone following the partnership merger, and each outstanding share of Cornerstone common stock was exchangeable either for $18.00 in cash, without interest, or 0.7009 of an Equity Office common share, subject to proration if either the cash election or the share election was oversubscribed, and the outstanding Cornerstone 7% cumulative convertible preferred stock was converted into the right to receive $18.00 per share in cash plus accrued dividends to the closing date. The aggregate consideration paid by Equity Office in the merger of Cornerstone with and into Equity Office consisted of approximately $1.1 billion in cash and 51,274,811 Equity Office common shares. Equity Office obtained the cash portion of the merger consideration from EOP Partnership in exchange for 43,163,392 class A units previously owned by Equity Office prior to the partnership merger. Following the merger of Cornerstone into Equity Office, Equity Office converted the 3,030,303 Series D convertible units into 2,123,939 class A units of EOP Partnership.

       After giving effect to all of the foregoing transactions, EOP Partnership had a total of 345,335,596 issued and outstanding class A units, of which 300,165,470 were owned by Equity Office and the remainder were held by third parties, and 7,994,000 issued and outstanding series A preferred units, 6,000,000 issued and outstanding series B preferred units and 4,562,900 issued and outstanding series C preferred units, all of which were owned by Equity Office.

       After giving effect to the foregoing transactions, Equity Office had a total of 300,165,470 issued and outstanding common shares, 7,994,000 issued and outstanding series A preferred shares, 6,000,000 series B convertible, cumulative preferred shares and 4,562,900 issued and outstanding series C preferred shares.

       In connection with these transactions, EOP Partnership and its subsidiaries assumed approximately $1.8 billion of debt of Cornerstone Partnership and its subsidiaries. In addition, EOP Partnership recently closed a new $1 billion unsecured credit facility which matures in May 2003, with a one-year extension option. Approximately 97% of amounts drawn under the new credit facility will be guaranteed by Equity Office. EOP Partnership's existing $1 billion revolver was fully drawn upon at the closing of the above described mergers and matures in May 2001.


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (a)    Financial statements of business acquired.

       Consolidated Financial Statements of Cornerstone Partnership as of December 31, 1999 and 1998 and for the years then ended (incorporated by reference to pages F-19 to F-47 of EOP Partnership's Registration Statement on Form S-4, as amended, as filed with the SEC (File No. 333-35590), and attached hereto as Exhibit 99.1).

       The Condensed Consolidated Financial Statements of Cornerstone as of March 31, 2000 and December 31, 1999 and for the three months ended March 31, 2000 and 1999, which are set forth below.


                   CORNERSTONE PROPERTIES LIMITED PARTNERSHIP
                           CONSOLIDATED BALANCE SHEETS
                                        -------
                          (DOLLAR AMOUNTS IN THOUSANDS)

                                                                                    (Unaudited)
                                                                                      MARCH 31,               DECEMBER 31,
                                                                                        2000                     1999
                                                                                    -------------             ------------
ASSETS
Developments in progress:
       Land                                                                           $    46,132               $     46,132
       Development costs                                                                   26,198                     17,000
Rental Property at cost:
       Land                                                                               657,890                    646,852
       Buildings, leasehold interests and improvements                                  3,111,138                  3,084,466
       Deferred lease costs                                                               157,747                    157,015
                                                                                    -------------               ------------
                                                                                        3,999,105                  3,951,465
       Less: Accumulated depreciation and amortization                                    310,851                    290,998
                                                                                    -------------               ------------
          Total Development and Rental Property                                         3,688,254                  3,660,467

Assets held for sale                                                                      131,052                     62,185
Cash and cash equivalents                                                                  27,199                     19,679
Restricted cash                                                                            71,844                    222,043
Investment in unconsolidated  joint ventures                                               31,827                     31,725
Other deferred costs, net of accumulated amortization of $8,813 and $7,092                 40,944                     42,655
Deferred tenant receivables                                                                84,203                     77,243
Tenant and other receivables, net                                                          18,608                     14,725
Other assets                                                                               60,167                     39,506
                                                                                    -------------               ------------
TOTAL ASSETS                                                                          $ 4,154,098               $  4,170,228
                                                                                    =============               ============

LIABILITIES
Long-term debt, inclusive of $15,423 and $16,149 of unamortized premium               $ 1,370,185               $  1,435,405
Credit facility                                                                           355,100                    329,000
Accrued interest                                                                           11,315                     10,896
Accrued real estate taxes                                                                  25,405                     16,457
Accounts payable and accrued expenses                                                      39,006                     45,006
Distributions payable                                                                      29,714                          -
Unearned revenue and other liabilities                                                     41,295                     40,881
                                                                                    -------------               ------------
TOTAL LIABILITIES                                                                       1,872,020                  1,877,645
                                                                                    -------------               ------------
MINORITY INTEREST IN JOINT VENTURES                                                        22,977                     22,532
                                                                                    -------------               ------------

Commitments and contingencies

PARTNERS' CAPITAL
Redeemable preferred units; 344,828 units authorized;
   0 issued and outstanding                                                                     -                          -
7% Cumulative convertible preferred units, $16.50 stated value;
   65,000,000 units authorized; 3,030,303 issued and outstanding                           50,000                     50,000
General Partners' Capital                                                                  21,819                     22,125
Limited Partners Capital                                                                2,160,105                  2,190,514
Accumulated other comprehensive income                                                     29,362                      9,424
Deferred compensation                                                                     (2,185)                    (2,012)
                                                                                    -------------               ------------
TOTAL PARTNERS' CAPITAL                                                                 2,259,101                  2,270,051
                                                                                    -------------               ------------
TOTAL LIABILITIES AND PARTNERS' CAPITAL                                               $ 4,154,098               $  4,170,228
                                                                                    =============               ============


The accompanying notes are an integral part of these consolidated financial statements.

                   CORNERSTONE PROPERTIES LIMITED PARTNERSHIP
                        CONSOLIDATED STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
              (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER UNIT AMOUNTS)
                                   (Unaudited)

                                                                             THREE MONTHS                THREE MONTHS
                                                                                ENDED                        ENDED
                                                                               MARCH 31,                    MARCH 31,
                                                                                 2000                        1999
                                                                          ---------------              --------------
REVENUES
       Office and parking rentals                                         $       147,826              $      149,476
       Earnings in joint ventures                                                     110                         305
       Interest and other income                                                    3,020                       1,634
                                                                          ---------------              --------------
           TOTAL REVENUES                                                         150,956                     151,415
                                                                          ---------------              --------------

EXPENSES

       Building operating expenses                                                 27,339                      31,077
       Real estate taxes                                                           18,137                      19,524
       Interest expense                                                            30,847                      34,158
       Depreciation and amortization                                               24,390                      25,085
       General and administrative                                                   7,023                       6,136
                                                                          ---------------              --------------
           TOTAL EXPENSES                                                         107,736                     115,980
                                                                          ---------------              --------------
                                                                                   43,220                      35,435
                                                                          ---------------              --------------
OTHER INCOME (EXPENSES)
       Carrying value in excess of market value of assets
           held for sale                                                             (803)
       Gain (loss) on sale of real estate assets                                    2,260                           -
                                                                          ---------------              --------------
           TOTAL OTHER INCOME (EXPENSES)                                            1,457                           -
                                                                          ---------------              --------------


MINORITY INTEREST IN JOINT VENTURES                                                (1,474)                     (1,450)
                                                                          ---------------              --------------

Income before cumulative effect of a change in accounting                          43,203                      33,985
    principle
Cumulative effect of a change in accounting principle                                   -                        (630)
                                                                          ---------------              --------------

NET INCOME                                                                $        43,203              $       33,355
                                                                          ===============              ==============

INCOME APPLICABLE TO PREFERRED UNITS                                      $          (875)             $         (875)
                                                                          ---------------              --------------

INCOME AVAILABLE FOR UNITS                                                $        42,328              $       32,480
                                                                          ===============              ==============
INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN
    ACCOUNTING PRINCIPLE PER UNIT                                         $          0.29              $         0.22
                                                                          ===============              ==============

BASIC INCOME PER UNIT                                                     $          0.29              $         0.22
                                                                          ===============              ==============

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING                                      148,408,296                 148,544,391
                                                                          ===============              ==============

DILUTED INCOME PER UNIT                                                   $          0.28              $         0.22
                                                                          ===============              ==============

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING                                    151,664,715                 148,635,046
                                                                          ===============              ==============

The accompanying notes are an integral part of these consolidated financial statements.

                   CORNERSTONE PROPERTIES LIMITED PARTNERSHIP
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                          (DOLLAR AMOUNTS IN THOUSANDS)
                                  (Unaudited)

                                                                                      THREE MONTHS                   THREE MONTHS
                                                                                          ENDED                          ENDED
                                                                                        MARCH 31,                      MARCH 31,
                                                                                          2000                           1999
                                                                                       ----------                     ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
         Net income                                                                    $   43,203                     $   33,355
         Adjustments to reconcile net income to net cash
            provided by operating activities:
               Depreciation and amortization                                               26,035                         24,533
               Deferred compensation amortization                                             281                            478
               Net change in real estate joint ventures                                      (102)                          (305)
               Cumulative effect of a change in accounting principle                            -                            630
               Unbilled rental revenue                                                     (7,059)                        (6,980)
               Increase in accrued interest                                                   355                          1,104
               Minority interest share of income                                            1,474                          1,450
               Gain on sale of real estate assets                                          (2,260)                             -
               Carrying value in excess of market value of assets
                   held for sale                                                              803                              -
               Increase in tenant and other receivables and other assets                   (5,057)                        (9,664)
               Increase in accounts payable, accrued expenses
                   and other liabilities                                                    2,154                         17,748
                                                                                       ----------                     ----------
               Total adjustments                                                           16,624                         28,994
                                                                                       ----------                     ----------
               Net cash provided by operating activities                                   59,827                         62,349
                                                                                       ----------                     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
         Additions to investment property                                                 (38,006)                       (22,022)
         Repayment of notes receivable                                                          -                            134
         Other investments                                                                 26,176                              -
                                                                                       ----------                     ----------
               Net cash provided by (used in) investing activities                        (11,830)                       (21,888)
                                                                                       ----------                     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
         Borrowings under credit facility                                                  87,500                         29,000
         Repayments under credit facility                                                 (61,400)                       (15,000)
         Repayments under mortgage loans                                                  (64,493)                       (27,137)
         Decrease (increase) in restricted cash                                            45,425                         (4,892)
         Debt refinancing deposits                                                              -                           (450)
         Unit issuance costs                                                                  (11)                          (170)
         Contribution from joint venture partner                                              367                              -
         Unitholder redemptions                                                              (513)                             -
         Distributions to minority interest in joint ventures                              (7,316)                        (5,034)
         Distributions to preferred unitholders                                                 -                              -
         Distributions to unitholders                                                     (40,036)                       (34,491)
                                                                                       ----------                     ----------
               Net cash (used in) provided by financing activities                        (40,477)                       (58,174)
                                                                                       ----------                     ----------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                            7,520                        (17,713)
CASH AND CASH EQUIVALENTS, beginning of year                                               19,679                         61,612
                                                                                       ----------                     ----------
CASH AND CASH EQUIVALENTS, end of year                                                 $   27,199                     $   43,899
                                                                                       ==========                     ==========

The accompanying notes are an integral part of these consolidated financial statements.



                   CORNERSTONE PROPERTIES LIMITED PARTNERSHIP
                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                         (DOLLAR AMOUNTS IN THOUSANDS)
                                  (Unaudited)

                                                                  THREE MONTHS                   THREE MONTHS
                                                                      ENDED                          ENDED
                                                                    MARCH 31,                      MARCH 31,
                                                                      2000                           1999
                                                                   ----------                    -----------
NET INCOME                                                         $   43,203                    $    33,355
                                                                   ==========                    ===========
OTHER COMPREHENSIVE INCOME:
   Unrealized gain on investments                                      20,487                              -
   Unrealized gain on interest rate swaps
      during the period                                                  (549)                         2,085
                                                                   ----------                    -----------
   OTHER COMPREHENSIVE INCOME                                          19,938                          2,085
                                                                   ----------                    -----------
COMPREHENSIVE INCOME                                               $   63,141                    $    35,440
                                                                   ==========                    ===========


The accompanying notes are an integral part of these consolidated financial statements.

                   CORNERSTONE PROPERTIES LIMITED PARTNERSHIP
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000

1.         NATURE OF COMPANY'S BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF THE COMPANY'S BUSINESS

      As used herin, "Company" refers to Cornerstone Properties Limited Partnership, a Delaware limited partnership, individually or together with its subsidiaries. The Company is a subsidiary of Cornerstone Properties Inc. (the "Trust"), a self-administered equity real estate investment trust ("REIT"). The Company owns, through subsidiaries, interests in 82 Class A office buildings comprising approximately 17 million rentable square feet, a shopping center, a hotel and developable land (collectively, the "Properties," and each interest, a "Property"). The Properties are primarily located in nine major metropolitan areas throughout the United States: Atlanta, Boston, suburban Chicago, Minneapolis, New York City, San Francisco Bay Area, Seattle, Southern California and Washington, D.C. and surrounding suburbs. The Company's strategy is to own and develop Class A office properties in prime Central Business District locations and major suburban office markets in U.S. metropolitan areas. Class A office properties are generally considered to be those that have the most favorable locations and physical attributes, command premium rents and experience the highest tenant retention rates within their markets. The Company also provides property management, leasing, development and tenant improvement services to third parties on a fee basis through WCP Services, Inc., a taxable corporate subsidiary in which the Company owns 95% of the equity, but only 1% of the voting common stock. Substantially all of the Trust's operations are conducted through the Company.

      On February 11, 2000, the Trust announced that it had entered into an agreement and plan of merger with Equity Office Properties Trust ("EOP") (the "EOP Merger"). The merger agreement provides for a merger of the Trust with and into EOP and a merger of the Company with and into EOP Operating Limited Partnership. In the mergers, holders of common stock of the Trust and holders of Units in the Company shall be entitled to elect to receive, for each share or unit, as the case may be, either 0.7009 of a share of beneficial interest of EOP (or, in the case of the Company Units, 0.7009 of a Class A Unit of EOP Operating Limited Partnership), or $18.00 per share (or per Unit, as the case may be) in cash, subject to pro ration as provided in the merger agreement. Each share of the Trust's 7% Cumulative Convertible Preferred Stock, liquidation preference $16.50 per share, shall be converted into the right to receive $18.00, plus accrued and unpaid dividends, in cash. For U.S. federal income tax purposes, the merger is expected to be tax-free to the Trust's stockholders who are U.S. persons and who receive EOP shares in the merger, except that any such stockholder who receives cash in addition to EOP shares generally will recognize gain (but not loss) in an amount equal to the amount of cash received in the merger, or, if less, the excess of the fair market value of the EOP shares and cash received in the merger over the stockholder's basis in the Trust's common stock exchanged in the merger. The merger is also expected in most cases to be tax-free to the Trust's stockholders who are non-U.S. persons, although certain non-U.S. stockholders may be subject to U.S. tax under the provisions of the Foreign Investment in Real Property Tax Act. The mergers are subject to customary closing conditions, including the approval of the merger by the shareholders of EOP and the stockholders of the Trust and the approval of the partnership merger, to the extent necessary, by the partners of EOP Operating Limited Partnership and the Company.

GENERAL

      The unaudited condensed consolidated financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles ("GAAP") have been omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management of the Company, all adjustments, consisting only of normal recurring accruals, necessary to summarize fairly the unaudited results of operations for the three month periods presented have been included. Results for the three months ended March 31, 2000 are not necessarily indicative of results which may be expected for any other interim periods or for the year as a whole. These condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's Registration Statement on Form S-4, as amended, as filed with the SEC (File No. 333-35590).




PRINCIPLES OF CONSOLIDATION

      The Company has consolidated the following partnerships because it has a majority interest in the economic benefits and is or has the right to become the managing general partner at its sole discretion: NWC Limited Partnership ("NWC"); Third and University Limited Partnership ("Third Partnership"); Two Twenty Two Berkeley Venture ("222 Berkeley"); Five Hundred Boylston West Venture ("500 Boylston"); One Ninety One Peachtree Associates ("191 Peachtree"); 191 Finance Associates, L.P. ("191 Finance"); Avenue Associates Limited Partnership ("Market Square"); and 120 Montgomery Associates, LLC ("120 Montgomery"). The Company's investments in the One Post Property and WCP Services, Inc. are accounted for as equity investments (see Note 4). All significant intercompany balances and transactions have been eliminated in consolidation.

ASSETS HELD FOR SALE

      Included in Assets Held for Sale at March 31, 2000 are ten properties, which are expected to be sold by the Company within the next year. The Properties are valued at approximately $131.0 million, the lower of the carrying amount or the fair value less estimated costs to sell. The Company has recorded a $0.8 million write down on two of these assets which represents the difference between the carrying value of these assets and the expected selling price less costs to sell. The Company discontinues the recognition of depreciation on the assets when the property is considered held for sale.

OTHER ASSETS

      The Company records costs incurred for potential investments as Other Assets. Upon consummation of an investment, the Company capitalizes all such costs as an adjustment to the purchase price and depreciates these costs over the useful life of the asset. All such costs are expensed at the time it is determined that a potential investment will not be consummated. In addition, the Company adopted EITF 97-11 and in accordance therewith, the Company expenses all internal acquisition costs.

      Included in Other Assets is the Company's $1.5 million equity investment in Allied Riser Communications Corp. ("ARCC") and its $3.5 million equity investment in Cypress Communications, Inc. ("CYCO"). ARCC and CYCO are providers of voice, video and data telecommunications services. As part of the terms of the agreements with both ARCC and CYCO, the Company received warrants for shares of common stock by providing ARCC and CYCO access to certain of the Company's buildings. As such, the value of the warrants received from ARCC and CYCO of $5.1 million and $2.1 million, respectively, is included in Other Assets. Per the applicable requirements of Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), the Company recorded an unrealized gain on its total investment in ARCC and CYCO of $20.5 million for the three months ended March 31, 2000. A corresponding adjustment was posted to a separate component of stockholder's equity through Other Comprehensive Income.

MINORITY INTEREST

      Minority interest in joint ventures represents the minority partner's or venturer's capital account balances in NWC, Third Partnership, 222 Berkeley, 500 Boylston, 191 Peachtree, 191 Finance, Market Square and 120 Montgomery. Debit balances in certain of these capital accounts originated through special cash distributions in excess of the partner's share of income in accordance with certain provisions of the respective partnership and joint venture agreements. Realizability of the debit balances is continually monitored by calculating pro forma sales proceeds under the respective agreements.

INTEREST RATE SWAP AGREEMENTS

      The Company uses interest rate swaps to effectively fix the interest rates on certain floating-rate debt. Specific types of loans and amounts that are hedged are determined based on prevailing market conditions and the current shape of the yield curve. The specific terms and notional amount of the swaps are determined based on management's assessment of future interest rates, as well as short-term strategic initiatives.

      During 1999, the Company entered into and subsequently amended swap agreements that effectively fixed the rate on $250.0 million of the amount outstanding on the Company's Revolving Credit Facility at 5.41% through the maturity of the swaps in December 2000. The swaps have been designated as "cash flow hedges" within the meaning defined in SFAS 133 (as defined hereinafter). At March 31, 2000 and December 31, 1999, the Company recorded an unrealized loss of $549,000 and an unrealized gain of $5,513,000, respectively in Other Assets with a corresponding adjustment posted to a separate component of stockholder's equity through Other Comprehensive Income as defined in Statement of Financial Accounting Standards No. 130. Based on the expiration of these instruments, the unrealized gain is expected to be reclassified to earnings during the next twelve months. These swaps are considered hedges for federal income tax purposes.


ESTIMATES AND RISKS

      The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant risks, estimates and assumptions are related to the recoverability and depreciable lives of investment property, the recoverability of deferred tenant receivables and the qualification of the Trust as a REIT. Actual results could differ from those estimates.

2. PROPERTIES

           The following table summarizes the Company's interest in real estate investments at March 31, 2000:


  MARKET NAME                                  TOTAL RENTABLE   COMPANY
       Property                                  SQUARE FEET    INTEREST (A)        YEAR CONSTRUCTED         LEASED        NOTES
  ------------------------------------------- ---------------- --------------     ---------------- -------------------- ---------
BOSTON, MASSACHUSETTS
     Sixty State Street                            823,014         100.0%              1979                  100%         B
     500 Boylston Street                           714,513          91.5%              1988                  100%         C
     222 Berkeley Street                           530,844          91.5%              1991                  100%         C
     125 Summer Street                             463,691         100.0%              1989                   79%
     One Memorial Drive                            352,764         100.0%              1985                  100%         D
                                                 ---------                                                   ---
     MARKET TOTAL                                2,884,826                                                    97%

SAN MATEO COUNTY, CALIFORNIA
     Bayhill (4 buildings)                         514,255         100.0%            1982-1987                98%         E
     Peninsula Office Park (7 buildings)           492,044         100.0%            1971-1998               100%         E
     Seaport Centre                                463,418         100.0%                 1988               100%         E
     Bay Park Plaza (2 buildings)                  257,058         100.0%            1985-1998               100%         E
     One Bay Plaza                                 176,533         100.0%                 1979               100%         E
                                                 ---------                                                   ---
     MARKET TOTAL                                1,903,308                                                    99%

ATLANTA, GEORGIA
     191 Peachtree Street                        1,215,288          80.0%              1991                   98%         C,F
     200 Galleria                                  432,698         100.0%              1985                   99%         C
                                                 ---------                                                   ---
     MARKET TOTAL                                1,647,986                                                    98%

EAST BAY, CALIFORNIA
     Corporate Centre (2 buildings)                329,348         100.0%            1985-1987                95%         E
     ADP Plaza (2 buildings)                       300,308         100.0%            1987-1989                99%         E
     PeopleSoft Plaza                              277,562         100.0%              1984                  100%         E
     Norris Tech Center (3 buildings)              260,513         100.0%            1984-1990               100%         E
     Golden Bear Center                            160,587         100.0%              1986                   99%         E
     Park Plaza                                     87,040         100.0%              1986                   92%         E
                                                 ---------                                                   ---
     MARKET TOTAL                                1,415,358                                                    98%

SEATTLE, WASHINGTON
     Washington Mutual Tower (3 buildings)       1,154,560          50.0%              1988                   99%         G
     110 Atrium Place                              215,172         100.0%              1981                  100%         E
     Island Corporate Center                       100,009         100.0%              1987                   96%         E
                                                 ---------                                                   ---
     MARKET TOTAL                                1,469,741                                                    99%

SANTA CLARA COUNTY, CALIFORNIA
     Pruneyard Office (3 buildings)                354,629         100.0%            1971-1999               100%         E,H
     10 Almaden                                    294,809         100.0%              1989                  100%         E
     Pruneyard Shopping Center                     252,210         100.0%              1970s                  91%         E
     Embarcadero Place (4 buildings)               192,081         100.0%              1984                  100%         E
     Pruneyard Inn                                  94,500         100.0%              1989                  N/A          E,I
                                                 ---------                                                   ---
     MARKET TOTAL                                1,188,229                                                    98%

SAN FRANCISCO, CALIFORNIA
     120 Montgomery Street                         420,310          66.7%              1955                   98%         E
     One Post                                      391,450          50.0%              1969                  100%         E
     201 California Street                         240,230         100.0%              1980                   91%         J
     188 Embarcadero                                85,183         100.0%              1985                   99%         E
                                                 ---------                                                   ---
     MARKET TOTAL                                1,137,173                                                    97%


MINNEAPOLIS, MINNESOTA
     Norwest Center                              1,117,439          50.0%              1988                  100%         K
                                                 ---------                                                   ---
     MARKET TOTAL                                1,117,439                                                   100%

  MARKET NAME                                          TOTAL RENTABLE      COMPANY
       Property                                         SQUARE FEET       INTEREST (A)  YEAR CONSTRUCTED    LEASED       NOTES
  ---------------------------------------------------- --------------------- ------------------- -------------------- ---------
WASHINGTON, D.C./ALEXANDRIA, VIRGINIA
     Market Square (2 buildings)                          688,709           70.0%          1990                99%       C,L
     99 Canal Center                                      137,945          100.0%          1986                98%       C
     TransPotomac Plaza 5                                  96,392          100.0%          1983                94%       C
     11 Canal Center                                       70,365          100.0%          1986                96%       C
                                                          -------                                             ---
     MARKET TOTAL                                         993,411                                              98%

SUBURBAN CHICAGO, ILLINOIS
     Corporate 500 Centre (4 buildings)                   679,039          100.0%        1986/1990             98%       M
     One Lincoln Centre                                   297,040          100.0%          1986                88%
                                                          -------                                             ---
     MARKET TOTAL                                         976,079                                              95%

SANTA MONICA/WEST LOS ANGELES, CALIFORNIA
     West Wilshire (2 buildings)                          235,787          100.0%        1960-1976             92%       E
     Wilshire Palisades                                   186,714          100.0%          1981               100%       J
     Janss Court                                          125,709          100.0%          1989               100%       E,N
     Searise Office Tower                                 122,292          100.0%          1975               100%       E
     Commerce Park                                         94,367          100.0%          1977               100%       E,O
     429 Santa Monica                                      83,243          100.0%          1982                88%       E
                                                          -------                                             ---
     MARKET TOTAL                                         848,112                                              96%

ORANGE COUNTY, CALIFORNIA
     Bixby Ranch                                          277,289          100.0%          1987                93%       E
     18301 Von Karman                                     219,508          100.0%          1991                89%       E
     2677 North Main                                      213,318          100.0%          1987                96%       E
                                                          -------                                             ---
     MARKET TOTAL                                         710,115                                              93%

SAN DIEGO, CALIFORNIA
     Centerside II                                        286,949          100.0%          1987                93%       E
     Crossroads                                           133,553          100.0%          1983               100%       E
                                                          -------                                             ---
     MARKET TOTAL                                         420,502                                              95%

NEW YORK CITY, NEW YORK
     527 Madison Avenue                                   215,332          100.0%          1986               100%
     Tower 56                                             163,633          100.0%          1983                98%       P
                                                          -------                                             ---
     MARKET TOTAL                                         378,965                                              99%

LOS ANGELES, CALIFORNIA
     700 North Brand                                      202,531          100.0%          1981                96%       E
     Warner Park Center                                    57,366          100.0%          1986               100%       E
                                                          -------                                             ---
     MARKET TOTAL                                         259,897                                              97%

CONEJO VALLEY (VENTURA), CALIFORNIA
     Westlake Spectrum (2 buildings)                      118,990          100.0%          1990               100%       E
     Agoura Hills                                         115,208          100.0%          1987               100%       E
                                                          -------                                             ---
     MARKET TOTAL                                         234,198                                             100%

OTHER REGIONS
     U.S. West (Murray, Utah)                             136,608          100.0%          1985                81%       E
     400 Capitol Mall (Sacramento, California)            502,365          100.0%          1992               100%       Q
     Exposition Centre (Sacramento, California)            72,971          100.0%          1984                97%       E
                                                          -------                                             ---
     MARKET TOTAL                                         711,944                                              96%
                                                       -----------                                            ---
     TOTAL PORTFOLIO                                   18,297,283                                              97%
     Minority Interest Adjustment (R)                    (738,364)
                                                          -------                                             ---
     CORNERSTONE PORTFOLIO                             17,558,919                                              97%
                                                                                                              ===
     Adjustment For Pruneyard Inn                         (94,500)
                                                          -------
     CORNERSTONE OFFICE PORTFOLIO                      17,464,419
                                                       ==========

      --------------------

(A) Unless noted below, cash flow and residual proceeds will be distributed to the Company according to its percentage interest.

(B) On December 31, 1997, the Trust purchased the second mortgage on Sixty State Street. The mortgage is a cash flow mortgage through which all the economic benefits/risks (subject to the first mortgage) inure to the Company. The Company controls all major decisions regarding management and leasing. The total purchase price for the second mortgage was $131.5 million and is consolidated in buildings due to the above factors. The $78.4 million first mortgage on the Property was originally recorded by the Trust as an $89.6 million liability due to its above-market interest rate. As of January 20, 1998 all of the interest stated above were contributed to the Company in exchange for units. The second mortgage, which the Company holds, is collateralized only by the improvements on Sixty State Street. Title to the improvements is owned by Sixty State Street Trust, the ground lessee under a ground lease that expires on December 28, 2067. The lease payments on the ground lease are $398,896 per annum throughout the term.

(C) On October 27, 1997, the Trust acquired interests in nine Class A office properties comprising approximately 4.5 million rentable square feet in Alexandria, Virginia (3 properties), Atlanta (2 properties), Boston (2 properties), Charlotte and Washington, D.C., as well as an undeveloped parcel of land in Chicago (collectively, "the DIHC Portfolio"). The Trust acquired the DIHC Portfolio for a purchase price of approximately $1.06 billion, consisting of approximately 34.2 million shares of Common Stock valued and recorded at $16.00 per share, approximately $260.0 million in cash and $250.0 million in promissory notes. The cash portion of the acquisition was financed with proceeds from the Trust's initial public offering in April 1997 and $54.0 million from its Revolving Credit Facility. As of January 20, 1998 all of the interest stated above were contributed to the Company in exchange for units. The Company has since sold the asset in Charlotte as well as the undeveloped parcel of land in Chicago.

(D) On April 28, 1998, the Company purchased One Memorial Drive in Cambridge, Massachusetts. The total purchase price for the Property was approximately $112.5 million, approximately $23.5 million of which was paid in cash, approximately $29.0 million of which was paid in Units valued at $17.50 per unit and approximately $60.0 million of which was paid in the Trust's Common Stock valued at $17.50 per share.

(E) Property was acquired as a result of the Wilson Acquisition in December 1998. After receiving stockholder approval on December 14, 1998, the Company acquired substantially all of the properties and real estate operations of William Wilson & Associates and related entities ("WW&A") (the "Wilson Acquisition"). As part of the Wilson Acquisition, the Company acquired interests in 69 Class A office Properties, comprising approximately 9.2 million rentable square feet primarily in the San Francisco Bay Area and in Southern California, a shopping center consisting of approximately 252,000 rentable square feet in Santa Clara, California, a hotel consisting of 94,500 square feet in Santa Clara, California and 12.8 acres of developable land in the San Francisco Bay Area. The Company has since sold thirteen assets comprising approximately
       1.4 million square feet.

       The Company acquired WW&A for a purchase price of approximately $1.8 billion, consisting of approximately 14.9 million shares of the Trust's Common Stock valued at $17.25 per share (recorded at $16.25 per share for GAAP purposes), approximately 16.2 million Units valued at $17.25 per unit (recorded at $16.25 per unit for GAAP purposes), approximately $465.0 million in cash and the assumption of approximately $760.0 million of property and construction related debt (recorded at $773.7 million for GAAP purposes). The cash portion of the transaction was financed primarily from the Company's Revolving Credit Facility and the sale of $200.0 million of Common Stock to PGGM, an approximate 33.6% stockholder prior to the Wilson Acquisition, priced at $17.25 per share.

(F) While the Company's stated interest in the partnership that owns 191 Peachtree Street is 80.0%, its economic interest is significantly larger since it has acquired the first mortgage note on the Property in the amount of $145.0 million, which earns interest at 9.375% and will receive a priority distribution on its acquired capital base. In 1999, the partner in the transaction, CH Associates, Ltd., received an annual Incentive Distribution (as defined) of $250,000, with the Company receiving the remainder of the cash flow of the Property. CH Associates, Ltd. received this distribution through February 28, 2000.

       The partnership that owns 191 Peachtree Street leases a portion of the land upon which the project is located pursuant to a ground lease agreement. The agreement requires annual payments of $45,000 through January 31, 2002 and $75,000 through January 31, 2008. Thereafter, the annual rent increases $2,500 per year until the expiration date of January 31, 2087. The partnership records ground rental expense relating to this agreement on a straight-line basis. The ground lease is renewable for an additional 99 years.

(G) While the Company's stated interest in the partnership that owns Washington Mutual Tower is 50.0%, its economic interest in the Property is significantly larger due to priority distributions it receives on its invested capital base. For the three months ended March 31, 2000, the Company received 100% of the cash distributions from the partnership that owns Washington Mutual Tower.

(H) Pruneyard Place construction was completed and occupied on April 1, 1999. The building was entirely pre-leased.

(I) The Pruneyard Inn is a three-story hotel. An expansion was completed in May 1999, increasing the number of rooms from 118 to 172.

(J) On June 3, 1998, the Company purchased 201 California Street and Wilshire Palisades. The total purchase price for the Properties was approximately $121.5 million, approximately $29.5 million of which was paid in cash, approximately $29.1 million of which was paid in Units valued at $17.50 per unit and approximately $62.9 million of assumed debt (recorded at $64.6 million for GAAP purposes).

(K) While the Company's stated interest in the partnership that owns Norwest Center is 50.0%, its economic interest in the Property is significantly larger due to priority distributions it receives on its invested capital base. For the three months ended March 31, 2000, the Company's share of earnings and cash distributions from the partnership that owns Norwest Center was 73.5%.

(L) During 1998, through a series of transactions, the Company acquired partnership interests with a stated interest of approximately 70.0% in the partnerships that own Market Square. The Company's economic interest is significantly larger since it has acquired the first mortgage note on the Property in the amount of $181.0 million which earns interest at 9.75% and will receive a priority distribution on its acquired capital base. In addition, the Company acquired a "buffer loan", with accrued principal and interest of $49.0 million at purchase, which accrues interest at a rate of Prime plus 1.25% and is payable from cash flow, refinancing or sales proceeds in excess of the first mortgage. During the three months ended March 31, 2000, the Company received 100% of the cash flow from the Property. On November 14, 1998, the Company purchased an additional interest in the partnerships that own Market Square which enabled it to gain sufficient control in order to consolidate the investment.

(M) On January 28, 1998, the Company purchased Corporate 500 Centre in Deerfield, Illinois. This Property consists of four Class A office buildings with approximately 679,000 rentable square feet. The consideration paid for this Property was approximately $135.0 million in cash and approximately $15.0 million in Units valued at $18.50 per unit, for a total purchase price of approximately $150.0 million. The Company financed a portion of the purchase price with an $80.0 million mortgage loan from Bankers Trust Company; this mortgage was subsequently refinanced in October 1998.

(N) Janss Court is a seven-story Class A mixed-use building containing approximately 126,000 square feet. In addition to approximately 93,000 square feet of retail and office space, Janss Court offers 32 apartments for a total of 33,000 rentable square feet of residential space.

(O) The Property is subject to a ground lease agreement. The agreement requires annual payments of $115,000 through March 31, 2002 and $121,000 from April 1, 2002 through March 31, 2007. The lease payment increases every ten years thereafter according to a formula based on the Consumer Price Index. The ground lease expires on March 31, 2041.

(P) On January 5, 1998, the Company purchased for approximately $5.5 million, the remaining participation rights in the cash flow and residual value of Tower 56 from the former participants for 307,692 shares of Common Stock. As a result, all of the cash flow and the residual value of Tower 56 inures to the Trust. As of January 20, 1998, all of the interests stated above were contributed to the Company in exchange for units.

(Q) On January 21, 2000, the Company purchased 400 Capitol Mall in Sacramento, California. This Property contains approximately 502,000 rentable square feet. The total purchase price for the Property was approximately $130.0 million, consisting of approximately $128.0 million in cash and approximately $2.0 million of which was paid in Units valued at $17.25 per unit. Of the cash paid, $104.8 million was Section 1031 exchange funds from the sale of One Norwest Center in Denver, Colorado during 1999.

(R) Rentable square feet includes an adjustment for the interest of a joint venture or minority partner. Calculations are based on the partners' percentage interest in the cash flows of the Property.

      During the first three months of 2000, the Company sold two properties for gross proceeds of $27,225,000 resulting in a net gain of $2,026,306.

      During 1999, the Company sold 13 properties for gross proceeds of $496,530,000 resulting in a net gain of $131,033,847.

3.  RESTRICTED CASH

      Restricted cash includes security deposits for some of the Company's office properties and escrow and reserve funds for real estate taxes, property insurance, capital improvements, tenant improvements and leasing costs. These funds were established pursuant to certain mortgage and construction financing arrangements.

      The proceeds from the sales of certain properties during 1999 totaling approximately $61.4 million, are included in restricted cash pursuant to the terms of Section 1031 of the Internal Revenue Code of 1986, as amended, "Exchange of property held for productive use or investment."

4.  INVESTMENT IN UNCONSOLIDATED JOINT VENTURES

      Investment in unconsolidated joint ventures represents the Company's two investments that are accounted for using the equity method of accounting. The first investment is the Company's 50.0% interest in a co-tenancy with Crocker Plaza Company for One Post, a 38-story, Class A office tower in San Francisco, California. The Company and Crocker co-manage and lease the Property. The second equity investment is the Company's interest in WCP Services, Inc. The Company owns 1% of the voting common stock and 100% of the non-voting common stock of WCP Services, Inc. The remaining shares of voting common stock of WCP Services, Inc. are owned by certain executive officers of the Company. The Company's ownership of voting and nonvoting common stock together represents a 95% economic interest in the earnings of WCP Services, Inc. WCP Services, Inc. provides property management, development and tenant construction supervision services to third parties. WCP Services, Inc. also provides tenant construction supervision services to tenants in Properties owned by the Company.

5.  LONG-TERM DEBT

      The following table sets forth certain information regarding the consolidated debt obligations of the Company as of March 31, 2000, including mortgage obligations relating to the Properties. All of this debt is nonrecourse to the Company. However, notwithstanding the nonrecourse indebtedness, the lender may have the right to recover deficiencies from the Company in certain circumstances, including fraud, misappropriation of funds and environmental liabilities (Dollar amounts in thousands).


PROPERTY                            AMORTIZATION    INTEREST RATE (A)   MATURITY DATE       3/31/00          12/31/99
--------                            ------------    -----------------   -------------       -------          --------
FIXED RATE
----------
TransPotomac Plaza (B) ......       Interest Only          7.28%         Oct-2000            65,000           65,000
West Wilshire Office and
  Medical ...................       25 year                6.90%         Jan-2002            16,829           16,926
Searise Office Tower ........       25 year                6.90%         Jan-2002            11,540           11,607
Exposition Centre ...........       25 year                6.90%         May-2002             5,049            5,081
Wilshire Palisades ..........       22 year                6.70%         Jul-2002            28,826           29,047
110 Atrium Place ............       30 year                6.90%         Mar-2004            21,429           21,517
527 Madison Avenue and
  One Lincoln Centre (B) ....       Interest only          7.47%         Oct-2004            65,000           65,000
Sixty State Street ..........       30 year                6.84%         Jan-2005            84,924           85,420
Island Corporate Center .....       30 year                6.90%         Apr-2005            13,134           13,170
Washington Mutual Tower .....       Interest only          7.53%         Nov-2005            79,100           79,100
Norwest Center ..............       Interest only          8.74%         Dec-2005           110,000          110,000
Agoura Hills ................       25 year                6.90%         Dec-2005            11,918           12,003
Janss Court .................       30 year                6.90%         Dec-2005            18,261           18,357
Bayhill 4,5,6 & 7 ...........       25 year                6.90%         Dec-2006            57,423           57,764
Market Square (C) and 200
  Galleria (B) ..............       Interest only          7.54%         Oct-2007           120,000          120,000
Corporate 500 Centre ........       25 year                6.66%         Nov-2008            88,044           88,424
188 Embarcadero (D) .........       25 year                7.26%         Aug-2009            15,548           15,606
Centerside II (D) ...........       25 year                7.26%         Aug-2009            24,164           24,254
700 North Brand (D) .........       25 year                7.26%         Aug-2009            26,838           26,938
Golden Bear Center (D) ......       25 year                7.26%         Aug-2009            20,401           20,477
Bixby Ranch (D) .............       25 year                7.26%         Aug-2009            28,422           28,528
One Memorial Drive (D) ......       25 year                7.26%         Aug-2009            62,885           63,119
125 Summer Street (E) .......       25 year                7.23%         Nov-2009            78,553           78,844
Tower 56 (E) ................       25 year                7.23%         Nov-2009            24,932           25,024
Peninsula Office Park
  1,3,4,5,6,8 & 9
(E) .........................       25 year                7.23%         Nov-2009            87,802           88,128
Embarcadero Place (E) .......       25 year                7.23%         Nov-2009            38,007           38,149
201 California Street (E) ...       25 year                7.23%         Nov-2009            44,340           44,504
                                                                                         ----------       ----------

     TOTAL FIXED RATE DEBT ..                              7.31% (F)      6.9 yrs    (F)  1,248,369        1,251,987
                                                                                         ----------       ----------

VARIABLE RATE
-------------

Seaport Centre (G) ..........       25 year             LIBOR plus 1.50%          Dec-2000                 57,819           58,000
120 Montgomery Street .......       24 year             LIBOR plus 1.40%          Nov-2002                 48,002           48,160
Norris Tech Center ..........       25 year             LIBOR plus 1.65%          Dec-2003                 15,995           16,066
Other loans .................       Various                      Various           Various                      -              245
                                                                                                       ------------      ----------

     TOTAL VARIABLE RATE DEBT                                      7.61% (F)       1.8 yrs       (F)      121,816          122,471
                                                                                                       -------------     -----------

REPAID DEBT
-----------
The Pruneyard (H) ...........       -                                  -                 -                      -           60,947
                                                                                                       -------------     ----------
    TOTAL REPAID DEBT .......                                                                                   -           60,947
                                                                                                       -------------     ----------
TOTAL DEBT ..................       7.34% (F)                                      6.4 yrs        (F)  $1,370,185       $1,435,405
                                                                                                       ==============   ============

(A) The interest rate is the stated interest rate (for Company originated debt) or the mark to market rate at the time of acquisition (for debt assumed as part of an acquisition).

(B) The three notes arising from the acquisition of several properties in the DIHC Portfolio are cross-collateralized, having the effect of forming a "collateral pool" for the underlying notes.

(C) The collateral for this loan is a pledge of the $181.0 million first mortgage loan on Market Square that the Company purchased from PGGM.

(D) The six notes arising from the restructuring of certain debt with Prudential Insurance Company of America and Northwestern Mutual Life Insurance Company are cross-collateralized, having the effect of forming a "collateral pool" for the underlying notes.

(E) During October 1999 the Company restructured approximately $219.9 million of individual property-related debt with Northwestern Mutual Life Insurance Company. The restructuring involved retiring the individual property-related debt and creating a single $275.0 million term loan which is cross-collateralized by six of the original seven properties. The loan has a ten year term and bears interest at 7.23%. Upon closing the loan, the lien on 10 Almaden was released and the property was added to the Company's unencumbered pool.

(F) Weighted-average interest rate and maturity of the Company's long-term debt.

(G) On December 15, 1999, through an extension and modification agreement, the maturity date of the $58.0 million variable rate debt held on Seaport Centre was extended from December 31, 1999 to December 31, 2000. At this time, the note changed from interest only to a 25 year amortizing loan.

(H) On February 8, 2000, this note was prepaid with proceeds from the Revolving Credit Facility. This note had an interest rate of LIBOR plus 1.50% and a maturity of July 2000.

       The combined aggregate amount of maturities for all long-term borrowings for 2000 through 2004 are $122,819,000, $0, $110,246,000, $15,995,000 and
$86,429,000, respectively.

       Since most of the long-term debt is property-related, there are restrictive covenants that limit the total amount of indebtedness that can be placed on individual properties.

6. CREDIT FACILITY

       The Company has a $550.0 million Revolving Credit Facility with a syndicate of 17 banks led by Deutsche Bank, The Chase Manhattan Bank and Bank of America for acquisitions and general working capital purposes as well as the issuance of letters of credit (the "Revolving Credit Facility"). The interest rate on the facility depends on the Company's ratio of total debt to asset value (as defined) at the time of borrowing and will be at a spread of 1.10% to 1.40% over the applicable LIBOR or Prime Rate at the borrower's option. The letters of credit will be priced at the applicable Eurodollar credit spread. The Revolving Credit Facility expires on November 3, 2001. As of March 31, 2000, $355.1 million of the facility was outstanding at a rate of approximately 7.5%. Of this amount, approximately $250.0 million is fixed with interest rate swaps, which effectively fix the rate at 5.41% through the expiration of the swaps in December 2000. The Revolving Credit Facility contains certain restrictive covenants including: (i) a limitation on the Trust's dividend to 90.0% of funds from operations and 110.0% of funds available for distribution, both as defined in the agreement; (ii) the percentage of total liabilities to total property asset value (as defined) cannot exceed 55.0%; (iii) the ratio of adjusted EBITDA to interest expense may not be less than 2.25 to

1.00; (iv) the fixed charge coverage ratio may not be less than 1.75 to 1.00; and (v) the ratio of total property asset value (as defined) to secured indebtedness may not be less than 2.22 to 1.00. The above terms reflect an amendment to the Revolving Credit Facility that occurred during 1999. The amendment allowed the Company to temporarily increase its leverage from 55.0% to 60.0% in (ii) above for a short period, which has since expired. The Company also increased its ability to enter into mortgage debt under (v) above by decreasing the required ratio from 2.5 to 1.00 to 2.22 to 1.00.

7. COMMITMENTS AND CONTINGENCIES

      In the ordinary course of business, the Company is subject to tenant and property related claims and other litigation. It is the opinion of management, after consultation with outside counsel, that the resolution of these claims will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

      In April 1998, the Company entered into a contract to acquire from the developer the 928,857 square-foot Piper Jaffray building under construction in Minneapolis. In November 1999, this contract was amended in connection with a 350,000 square-foot expansion lease with a major tenant of the building. The contract was amended to provide for a purchase price equal to the costs incurred in construction and development plus a fixed amount to the developer plus an additional amount based on the leasing of the building. In addition, at the Company's election, the closing of the acquisition may occur prior to the completion of the building, but the developer will remain obligated to complete the project. Through March 31, 2000, approximately $121.1 million has been spent on the construction. The project is scheduled to be completed in the year 2000 and is approximately 84.0% pre-leased.

8.  PARTNERS' CAPITAL

      As of March 31, 2000, the Trust and its subsidiaries had a 1% general partnership interest and an approximate 87.1% limited partnership interest in the Company. The remaining limited partners had an approximate 11.9% interest in the Company and consist of various individuals and entities that contributed their properties to the Company in exchange for partnership interest and are represented by 19,103,202 Units which are exchangeable on a one-for-one basis into the Trust's Common Shares.

      The 7% Cumulative Convertible Preferred Units are convertible into the Trust's Common Stock at $16.50 per share at any time after August 4, 2000.

      On February 6, 1998, the Trust completed a secondary public offering of 14,375,000 shares of Common Stock at a price of $18.25 per share. The shares were placed in the U.S. through a syndicate of seven investment banks led by Merrill Lynch & Co. Net proceeds to the Company were approximately $247.9 million (approximately $262.3 million gross proceeds less an underwriting discount of approximately $13.7 million and expenses of approximately $0.7 million). The net proceeds were used to repay outstanding borrowings under the Revolving Credit Facility and for working capital purposes.

      The following tables summarizes the Trust's stock options and restricted stock grants for certain officers of the Company as of March 31, 2000, which is included in the financial statements because any Common Shares issued pursuant to the officer plan will result in the Company issuing Units to the Trust on a one-for-one basis:

STOCK OPTIONS

                              Options Granted    Exercise Price                          Options         Options        Options
      Date of Grant           (No. of shares)     (per share)          Vesting          Exercised       Forfeited     Exercisable
      -------------           ---------------   --------------   -------------------    ---------       ---------     -----------
August, 1995 .............       637,500        $       14.30    33.3%/yr, 10yr term       75,000               0         562,500
October, 1995 ............       150,000        $       14.30    33.3%/yr, 10yr term       10,500               0         139,500
March, 1997 ..............       880,000        $       14.50    33.3%/yr, 10yr term       52,000               0         828,000
November, 1997 ...........        70,000        $       18.44    33.3%/yr, 10yr term            0               0          46,667
February, 1998 ...........        70,000        $       18.13    33.3%/yr, 10yr term            0          46,667          23,333
February, 1998 ...........       595,000        $       18.25    33.3%/yr, 10yr term            0          26,668         382,962
March, 1998 ..............       200,000        $       18.25    33.3%/yr, 10yr term            0         133,334          66,666
December, 1998 ...........     3,000,000        $       17.25    33.3%/yr, 10yr term            0          34,733         991,874
January, 1999 ............        20,000        $       17.25    33.3%/yr, 10yr term            0               0               0
February, 1999 ...........        10,000        $       17.25    33.3%/yr, 10yr term            0          10,000               0
June, 1999 ...............        10,000        $       17.25    33.3%/yr, 10yr term            0               0               0
January, 2000 ............     1,500,166        $       15.19    33.3%/yr, 10yr term            0           2,000               0

RESTRICTED STOCK GRANTS


                  Value at Grant      Shares Initially        Shares Forfeited    Shares Outstanding    Shares Vested   Vesting (A)
Date of Grant     Date (per share)  Granted (No. of Shares)    (No. of shares)     (No. of shares)     (No. of shares)   See Notes
-------------     ---------------   -----------------------   ----------------    ------------------   ---------------   ---------
August, 1995 ....  $   14.30              186,713                 19,091            167,622               95,858          (B)
March, 1997 .....  $   16.40              100,000                      0            100,000               34,112          (C)
November, 1997 ..  $   18.44               12,500                      0             12,500                3,333          (D)
March, 1998 .....  $   18.13               12,500                 10,833              1,667                1,667
March, 1998 .....  $   18.25               19,178                      0             19,178               19,178          (E)
February, 1999 ..  $   15.50              113,500                  1,900            111,800                7,400          (F)
February, 2000 ..  $   16.81               27,708                      0             27,708                    0          (G)

   --------------------
(A) Deferred compensation of approximately $6,100,000 is being amortized according to the respective amortization schedule for each vesting period noted below, with the unamortized balance shown as a deduction from stockholders' equity. Regular distributions are paid on restricted stock.

(B) The grant will fully vest with respect to 13.333% on June 30, 1996, 1997, 1998, 1999 and with respect to 46.668% on June 30, 2000. Pursuant to the terms of a separation agreement, the vesting with respect to 6,462 shares will be accelerated to fully vest on April 14, 2000.

(C) The grant will fully vest with respect to 13.333% on June 30, 1998, 1999, 2000, 2001 and with respect to 46.668% on June 30, 2002. Pursuant to the terms of a separation agreement, the vesting with respect to 7,446 shares will be accelerated to fully vest on April 14, 2000.

(D) The grant will fully vest with respect to 13.333% on June 30, 1998, 1999, 2000, 2001 and with respect to 46.668% on June 30, 2002.

(E) The initial grant was to vest with respect to 13.333% on March 15, 1999, 2000, 2001, 2002 and with respect to 46.668% on March 15, 2003. Pursuant to the terms of a separation agreement, the vesting with respect to 16,621 shares was accelerated to fully vest on December 31, 1999.

(F) The grant will fully vest on February 1, 2004. Pursuant to the terms of certain separation agreements, the vesting with respect to 1,400 shares was accelerated to fully vest on July 1, 1999.

(G)    The grant will fully vest on February 15, 2005.

9. UNITHOLDERS' DISTRIBUTIONS

       A distribution of $0.31 per unit was declared for the first quarter of 2000 and paid on February 29, 2000, to Unitholders of record as of January 31, 2000.

       On March 8, 2000, as provided in the merger agreement with EOP, the Board of Directors declared a distribution of $0.20 per unit, payable on April 14, 2000, to Unitholders of record as of March 31, 2000. This distribution was declared to make the Company's distribution schedule consistent with that of EOP pending the merger (see Note 1).

10.        NET INCOME PER UNIT

      The table below sets forth the calculation of income per unit for the three months ended March 31, 2000 and 1999 (Dollar amounts in thousands, except per unit amounts):


                                                                    MARCH 31, 2000                       MARCH 31, 1999
                                                          -----------------------------------     ---------------------------------

                                                               BASIC            DILUTED              BASIC            DILUTED
                                                          ----------------- -----------------     --------------- -----------------
   Units issuable upon exercise of Trust share options                   -         3,256,419                   -            90,655
   Weighted average Units                                      148,408,296       148,408,296         148,544,391       148,544,391
                                                          ----------------- -----------------     --------------- -----------------
   Adjusted weighted average Units                             148,408,296       151,664,715         148,544,391       148,635,046
                                                          ----------------- -----------------     --------------- -----------------


   Net income available to Units before cumulative effect
       of a change in accounting principle                          43,203            43,203              33,985            33,985

   Income applicable to preferred units                               (875)                -                (875)               -

   Cumulative effect of a change in accounting principle                 -                 -                (630)             (630)
                                                          ----------------- -----------------     --------------- -----------------

   Income available to units                                        42,328            43,203              32,480            33,355
                                                          ----------------- -----------------     --------------- -----------------


   Net income available to Units before cumulative effect
       of a change in accounting principle                             .29               .28                 .22              .22

   Cumulative effect of a change in accounting  principle                -                -                    -                -
                                                                                                  --------------- -----------------
                                                          ----------------- -----------------

   Income available to units                                           .29               .28                 .22              .22
                                                          ----------------- -----------------     --------------- -----------------


      The stock options issued in November 1997, February 1998, March 1998, December 1998, January 1999, February 1999 and June 1999 were not included in the calculation of diluted earnings per share as such options were anti-dilutive during the period. As of March 31, 2000, 1,235,425 Units have been redeemed for shares of the Trust's Common Stock on a one-for-one basis and 110,848 Units have been redeemed for approximately $1.7 million in cash.

11.  SUPPLEMENTAL CASH FLOW INFORMATION

      Cash paid for interest was approximately $30,246,000 and $34,063,000 for the three months ended March 31, 2000 and 1999, respectively.

NON-CASH INVESTING AND FINANCING ACTIVITIES

      During the first quarter of 1999, pursuant to the requirements of SOP 98-5 (as defined in Note 1), the Company wrote off all unamortized organizational costs and recorded a cumulative effect of a change in accounting principle of $630,044.

      On February 1, 1999, the Trust issued 113,500 shares of restricted stock valued at $15.50 per share to certain employees of the Company. Refer to Note 8 for the vesting of this grant. Units were also issued to the Trust on a one-for-one basis.

      On January 21, 2000, the Company acquired 400 Capitol Mall in Sacramento, California. The total purchase price for the Property was approximately $130.0 million, consisting of approximately $128.0 million in cash which were Section 1031 exchange funds from the sale of One Norwest Center in Denver, Colorado during 1999, and approximately $2.0 million of which was paid in Units valued at $17.25 per unit.

      On February 15, 2000, the Trust issued 27,708 shares of restricted stock valued at $16.81 per share to certain employees of the Company. Refer to Note 8 for the vesting of this grant.

      On March 8, 2000, 9,200 Units were redeemed for shares of the Trust's Common Stock on a one-for-one basis.

      On March 30, 2000, 101,050 Units were redeemed for shares of the Trust's Common Stock on a one-for-one basis.

12. SEGMENT REPORTING

       The Company has one reportable segment - real estate. The Company does not have any foreign operations. The accounting policies of the segment are the same as those described in Note 1.

       The Company evaluates performance based on net operating income from the individual properties in the segment. Selected results of operations for the three months ended March 31, 2000 and 1999 and selected asset information as of March 31, 2000 and December 31, 1999 regarding the Company's operating segment are as follows (Dollar amounts in thousands):

                                                                                                     COMPANY
                                         TOTAL SEGMENT          CORPORATE & OTHER(A)                  TOTAL
                                         -------------------    ---------------------            ----------------
Total revenues (B):
Three months ended:
     March 31, 2000                                $148,813                   $2,143                      $150,956
     March 31, 1999                                 150,786                      629                       151,415
Total operating and Interest expenses (C):
Three months ended:
     March 31, 2000                                 $48,266                  $35,080                       $83,346
     March 31, 1999                                  51,858                   39,037                        90,895
Net operating income (D):
Three months ended:
     March 31, 2000                                $100,547                $(32,937)                       $67,610
     March 31, 1999                                  98,928                 (38,408)                        60,520
Total long-lived assets (E):
     March 31, 2000                              $3,805,678                  $85,329                    $3,891,007
     December 31, 1999                            3,770,924                   66,064                     3,836,988
Total assets:
     March 31, 2000                              $3,883,939                 $270,159                    $4,154,098
     December 31, 1999                            3,776,765                  393,463                     4,170,228

      --------------------

(A) Corporate and Other represents all corporate-level items (including interest income, interest expense and general and administrative expenses) as well as intercompany eliminations necessary to reconcile to consolidated Company totals.

(B) Total revenues represents all revenues during the period (including the Company's earnings in joint ventures). All interest income is excluded from the segment amounts and is classified in Corporate and Other for all periods.

(C) Total operating and interest expenses represents the sum of building operating expenses, real estate taxes, interest expense and general and administrative expenses. All interest expense (including property level mortgages) is excluded from the segment amounts and is classified in Corporate and Other for all periods. Amounts presented exclude depreciation and amortization of approximately $24,390,000 and $25,085,000 for March 31, 2000 and 1999, respectively.

(D) Net operating income represents total revenues (as defined in note (B) above) less total operating and interest expense (as defined in note (C) above) for the period.

(E) Long-lived assets is composed of total rental property, investments in joint ventures, other deferred costs, deferred tenant receivables and certain other assets.

       (b)    Pro forma financial information.

       The required pro forma financial information is set forth below.


             EOP OPERATING LIMITED PARTNERSHIP
         PRO FORMA CONDENSED COMBINED BALANCE SHEET
                 March 31, 2000 (Unaudited)
                   (Dollars in thousands)

                                                           EOP OPERATING         CORNERSTONE PROPERTIES
                                                         LIMITED PARTNERSHIP       LIMITED PARTNERSHIP     MERGER AND OTHER
                                                             HISTORICAL              HISTORICAL             ADJUSTMENTS (A)
                                                        -------------------------------------------------------------------
ASSETS:
Investment in real estate, net                                   $ 12,497,425           $ 3,814,740              $ 568,749   (B)
Cash and cash equivalents                                              16,376                27,199                      -   (C)
Rent and other receivables                                            193,622               102,811                (84,203)  (D)
Escrow deposits and restricted cash                                    68,258                71,844                      -
Investment in unconsolidated joint ventures                           875,459                31,827                  8,275   (B)
Prepaid expenses and other assets                                     438,693               105,677                (49,897)  (E)
                                                        -------------------------------------------------------------------
TOTAL ASSETS                                                     $ 14,089,833           $ 4,154,098              $ 442,924
                                                        ===================================================================

LIABILITIES AND PARTNERS' CAPITAL:
Mortgage debt                                                     $ 1,576,367           $ 1,370,185              $ (36,127)  (F)
Unsecured notes                                                     4,154,417                     -                      -
Lines of credit                                                       232,000               355,100              1,186,472   (G)
Distribution payable                                                  121,478                29,714                      -
Other liabilities                                                     403,090               117,021                     69   (H)
                                                        -------------------------------------------------------------------
TOTAL LIABILITIES                                                   6,487,352             1,872,020              1,150,414
                                                        -------------------------------------------------------------------


Minority interests in partially owned properties                       40,006                22,977                      -
                                                        -------------------------------------------------------------------


Preferred Units                                                       613,923                50,000                (50,000)  (I)
Partners' Capital                                                   6,948,552             2,209,101               (657,490)  (J)
                                                        -------------------------------------------------------------------
TOTAL PARTNERS' CAPITAL                                             7,562,475             2,259,101               (707,490)
                                                        -------------------------------------------------------------------
TOTAL LIABILITIES AND PARTNERS' CAPITAL                          $ 14,089,833           $ 4,154,098              $ 442,924
                                                        ===================================================================

                                                           EOP OPERATING
                                                         LIMITED PARTNERSHIP
                                                            PRO FORMA
                                                      -----------------------
ASSETS:
Investment in real estate, net                                  $ 16,880,914
Cash and cash equivalents                                             43,575
Rent and other receivables                                           212,230
Escrow deposits and restricted cash                                  140,102
Investment in unconsolidated joint ventures                          915,561
Prepaid expenses and other assets                                    494,473
                                                      -----------------------
TOTAL ASSETS                                                    $ 18,686,855
                                                      =======================

LIABILITIES AND PARTNERS' CAPITAL:
Mortgage debt                                                    $ 2,910,425
Unsecured notes                                                    4,154,417
Lines of credit                                                    1,773,572
Distribution payable                                                 151,192
Other liabilities                                                    520,180
                                                      -----------------------
TOTAL LIABILITIES                                                  9,509,786
                                                      -----------------------


Minority interests in partially owned properties                      62,983
                                                      -----------------------


Preferred Units                                                      613,923
Partners' Capital                                                  8,500,163
                                                      -----------------------
TOTAL PARTNERS' CAPITAL                                            9,114,086
                                                      -----------------------
TOTAL LIABILITIES AND PARTNERS' CAPITAL                         $ 18,686,855
                                                      =======================

              EOP OPERATING LIMITED PARTNERSHIP
      PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
      FOR THE THREE MONTHS ENDED MARCH 31, 2000 (Unaudited)
        (Dollars in thousands, except per unit data)


                                                                               EOP               CORNERSTONE            MERGER
                                                                            OPERATING             PROPERTIES           AND OTHER
                                                                       LIMITED PARTNERSHIP   LIMITED PARTNERSHIP     ADJUSTMENTS (A)
                                                                            HISTORICAL            HISTORICAL
                                                                      -----------------------------------------------------------
REVENUES:
      Rental ...................................................       $     358,366        $     113,585              $ 1,594  (K)
      Tenant reimbursements ....................................              62,983               26,592                    -
      Parking ..................................................              26,731                6,748                    -
      Other ....................................................              12,856                1,791                    -
      Fee income ...............................................               2,235                    -                    -
      Interest/dividends .......................................               5,704                2,240                    -
                                                                       -------------------------------------------------------
      Total revenues ...........................................             468,875              150,956                1,594
                                                                       -------------------------------------------------------
EXPENSES:
      Interest:
          Expense incurred .....................................             100,532               30,324               21,640  (L)
          Amortization of deferred financing costs .............               1,377                  523                1,752  (M)
      Depreciation .............................................              83,889               21,879                3,021  (N)
      Amortization .............................................               4,386                2,470               (2,470) (O)
      Real estate taxes ........................................              57,910               18,137                    -
      Insurance ................................................               2,740                  753                    -
      Repairs and maintenance ..................................              47,899               11,942                    -
      Property operating .......................................              46,788               14,340                    -
      Ground rent ..............................................               2,024                  345                    -
      General and administrative ...............................              19,651                7,023                    -  (P)
                                                                       -------------------------------------------------------
      Total expenses ...........................................             367,196              107,736               23,943
                                                                       -------------------------------------------------------
Income before allocation to minority interests,
      income from investment in unconsolidated
      joint ventures and net gain on sales of real estate ......             101,679               43,220              (22,349)
Minority Interests:
      Partially owned properties ...............................                (553)              (1,474)                   -
Income from investment in unconsolidated joint ventures ........              11,374                  110                  (44) (Q)
Carrying value in excess of market value of assets held for sale                   -                 (803)                   -
Net gain on sales of real estate ...............................               3,862                2,260                    -
                                                                       -------------------------------------------------------
Net income from continuing operations ..........................             116,362               43,313              (22,393)
Put option settlement ..........................................              (1,030)                   -                    -
Preferred distributions ........................................             (10,697)                (875)                 875  (R)
                                                                       -------------------------------------------------------
Net income from continuing operations before extraordinary
      items available for units ........................                $    104,635        $      42,438        $     (21,518)
                                                                       =======================================================
Net income from continuing operations before extraordinary
      items per weighted average unit
      outstanding - basic ......................................        $       0.37 (S)
                                                                        ============

Weighted average units outstanding - basic .............                 281,380,638
                                                                        ============
Net income from continuing operations before extraordinary
      items per weighted average unit
      outstanding - diluted ....................................        $       0.37 (S)
                                                                        ============

Weighted average units outstanding - diluted ............                283,568,648
                                                                        ===========



                                                                         EOP OPERATING
                                                                      LIMITED PARTNERSHIP
                                                                          PRO FORMA
                                                                      -------------------
REVENUES:
      Rental ...................................................      $     473,545
      Tenant reimbursements ....................................             89,575
      Parking ..................................................             33,479
      Other ....................................................             14,647
      Fee income ...............................................              2,235
      Interest/dividends .......................................              7,944
                                                                      -------------
      Total revenues ...........................................            621,425
                                                                      -------------
EXPENSES:
      Interest:
          Expense incurred .....................................            152,496
          Amortization of deferred financing costs .............              3,652
      Depreciation .............................................            108,789
      Amortization .............................................              4,386
      Real estate taxes ........................................             76,047
      Insurance ................................................              3,493
      Repairs and maintenance ..................................             59,841
      Property operating .......................................             61,128
      Ground rent ..............................................              2,369
      General and administrative ...............................             26,674
                                                                      -------------
      Total expenses ...........................................            498,875
                                                                      -------------
Income before allocation to minority interests,
      income from investment in unconsolidated
      joint ventures and net gain on sales of real estate ......            122,550
Minority Interests:
      Partially owned properties ...............................             (2,027)
Income from investment in unconsolidated joint ventures ........             11,440
Carrying value in excess of market value of assets held for sale               (803)
Net gain on sales of real estate ...............................              6,122
                                                                      -------------
Net income from continuing operations ..........................            137,282
Put option settlement ..........................................             (1,030)
Preferred distributions ........................................            (10,697)
                                                                      -------------
Net income from continuing operations before extraordinary
      items available for units .........................             $     125,555
                                                                      =============
Net income from continuing operations before extraordinary
      items per weighted average unit
      outstanding - basic ......................................      $        0.36 (S)
                                                                      =============

Weighted average units outstanding - basic .............                344,245,226
                                                                      =============
Net income from continuing operations before extraordinary
      items per weighted average unit
      outstanding - diluted ....................................      $        0.36 (S)
                                                                      =============

Weighted average units outstanding - diluted ...........                347,379,891
                                                                      =============

                        EOP OPERATING LIMITED PARTNERSHIP
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                   (UNAUDITED)


                                                                                                  CORNERSTONE
                                                                                 EOP              PROPERTIES
                                                                          OPERATING LIMITED         LIMITED          MERGER
                                                                             PARTNERSHIP          PARTNERSHIP      AND OTHER
(Dollars in thousands, except per unit data)                                 HISTORICAL           HISTORICAL       ADJUSTMENTS
-------------------------------------------------------------------------------------------------------------------------------
Revenues: .............................................................                                                (A)
      Rental ..........................................................     $   1,493,196        $     455,204     $     6,181  (K)
      Tenant reimbursements ...........................................           281,358              121,385               -
      Parking .........................................................           112,204               27,343               -
      Other............................................................            32,298                4,598               -
      Fee income ......................................................             8,939                2,677               -
      Interest/dividends ..............................................            14,248                4,211               -
                                                                          -----------------------------------------------------
          Total revenues ..............................................         1,942,243              615,418           6,181
                                                                          -----------------------------------------------------
Expenses:
      Interest:
          Expense incurred ............................................           413,995              135,009          90,562  (L)
          Amortization of deferred financing costs ....................             4,693                2,004           3,669  (M)
      Depreciation ....................................................           339,751               87,971          12,086  (N)
      Amortization ....................................................            14,545                8,755          (8,755) (O)
      Real estate taxes ...............................................           243,778               71,554               -
      Insurance .......................................................             9,589                3,548               -
      Repairs and maintenance .........................................           209,630               74,728               -
      Property operating ..............................................           199,879               52,947               -
      Ground rent .....................................................             6,887                1,407               -
      General and administrative ......................................            80,927               27,006               -  (P)
                                                                          -----------------------------------------------------
                                                                                1,523,674              464,929          97,562
                                                                          -----------------------------------------------------
Income before allocation to minority interests,
      income from investment in unconsolidated
      joint ventures and net gain on sales of real estate .............           418,569              150,489         (91,381)
Minority interests - partially owned properties .......................            (1,981)              (5,755)              -
Income from investment in unconsolidated joint ventures ...............            13,824                  898            (176) (Q)
Net gain on sales of real estate ......................................            59,661              131,034               -
                                                                          -----------------------------------------------------
Net income from continuing operations .................................           490,073              276,666         (91,557)
Put option settlement .................................................            (5,658)                   -               -
Preferred distributions ...............................................           (43,603)              (3,500)          3,500  (R)
                                                                          -----------------------------------------------------
Net income from continuing operations before extraordinary items and cumulative effect of a change in accounting
      principle available for units ...................................     $     440,812        $     273,166     $   (88,057)
                                                                          =====================================================
Net income from continuing operations before extraordinary items and cumulative effect of a change in accounting
      principle per weighted average unit outstanding - basic .........     $        1.53  (S)
                                                                          ================

Weighted average units outstanding - basic ............................       288,326,547
                                                                          ================
Net income from continuing operations before extraordinary items and cumulative effect of a change in accounting
      principle per weighted average unit oustanding - diluted ........     $        1.51  (S)
                                                                          ================

Weighted average units outstanding - diluted ..........................       291,157,204
                                                                          ================


                                                                                   EOP
                                                                             OPERATING LIMITED
                                                                                PARTNERSHIP
(Dollars in thousands, except per unit data)                                     PRO FORMA
-------------------------------------------------------------------------    -----------------
Revenues: .............................................................
      Rental ..........................................................            1,954,581
      Tenant reimbursements ...........................................              402,743
      Parking .........................................................              139,547
      Other............................................................               36,896
      Fee income ......................................................               11,616
      Interest/dividends ..............................................               18,459
                                                                             ----------------
          Total revenues ..............................................            2,563,842
                                                                             ----------------
Expenses:
      Interest:
          Expense incurred ............................................              639,566
          Amortization of deferred financing costs ....................               10,366
      Depreciation ....................................................              439,808
      Amortization ....................................................               14,545
      Real estate taxes ...............................................              315,332
      Insurance .......................................................               13,137
      Repairs and maintenance .........................................              284,358
      Property operating ..............................................              252,826
      Ground rent .....................................................                8,294
      General and administrative ......................................              107,933
                                                                             ----------------
                                                                                   2,086,165
                                                                             ----------------
Income before allocation to minority interests,
      income from investment in unconsolidated
      joint ventures and net gain on sales of real estate .............              477,677
Minority interests - partially owned properties .......................               (7,736)
Income from investment in unconsolidated joint ventures ...............               14,546
Net gain on sales of real estate ......................................              190,695
                                                                             ----------------
Net income from continuing operations .................................              675,182
Put option settlement .................................................               (5,658)
Preferred distributions ...............................................              (43,603)
                                                                             ----------------
Net income from continuing operations before extraordinary items and cumulative effect of a change in accounting
      principle available for units ...................................        $     625,921
                                                                             ================
Net income from continuing operations before extraordinary items and cumulative effect of a change in accounting
      principle per weighted average unit outstanding - basic .........        $        1.78  (S)
                                                                              ===============

Weighted average units outstanding - basic ............................          351,114,475
                                                                              ===============
Net income from continuing operations before extraordinary items and cumulative effect of a change in accounting
      principle per weighted average unit oustanding - diluted ........        $        1.77  (S)
                                                                              ===============

Weighted average units outstanding - diluted ..........................          354,965,413
                                                                              ===============

                        EOP OPERATING LIMITED PARTNERSHIP
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                           MARCH 31, 2000 (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)


(A) Represents adjustments to record the merger between EOP Partnership and Cornerstone Partnership based upon the assumed purchase price of $4.6 billion assuming a market value of $24.6818 per unit of EOP Partnership. The calculation of the merger acquisition cost is as follows:

               Issuance of 62.9 million EOP Partnership units based on a .7009 exchange rate in exchange for 89.7 million Cornerstone Partnership units
                  (see calculation below)                                                                             $ 1,551,611
               Cash portion of merger consideration:
                  Cornerstone Partnership units (58,551,525 @ $18.00)                                    1,053,927
                  Cornerstone preferred units (3,030,303 @ $18.00)                                          54,545      1,108,472
                                                                                                        ----------
               EOP Partnership's current ownership of 250,700 shares of
                 Cornerstone common stock                                                                                   4,387
               Assumption of Cornerstone Partnership's total liabilities                                                1,872,020
               Assumption of the convertible promissory note and related accrued interest payable owned by Cornerstone Properties Inc. to
                    be assumed by EOP Partnership in the merger (see Note F and H)                                         12,995
               Adjustment to Cornerstone Partnership's mortgage debt to reflect market
                 value (see Note F)                                                                                       (49,053)
               Cornerstone Partnership's minority interest allocation for partially owned properties                       22,977
               Merger costs (see calculation below)                                                                        78,000
                                                                                                                    --------------

                              Total merger acquisition cost                                                           $ 4,601,409
                                                                                                                    ==============

               The following is a calculation of the EOP Partnership units to be
                 issued in the merger:                                                                                  Units
                                                                                                                    --------------
               Cornerstone Partnership units outstanding  at March 31, 2000                                           148,493,463
               Less Cornerstone Partnership units redeemed for cash                                                   (58,551,525)
               Less EOP Partnership's current ownership of 250,700 shares of
                 Cornerstone common stock                                                                                (250,700)
                                                                                                                    --------------
               Cornerstone Partnership units to be converted in the merger into EOP
                 Partnership units at an exchange rate of .7009                                                        89,691,238
                                                                                                                    ==============
               EOP Partnership units to be issued in the merger                                                        62,864,588
               EOP Partnership units outstanding at March 31, 2000                                                    281,492,538
                                                                                                                    --------------
               EOP Partnership units outstanding after the merger                                                     344,357,126
                                                                                                                    ==============


               The following is a calculation of estimated merger costs:
                  Employee termination costs                                                                             $ 43,800
                  Investment advisory fees                                                                                 15,000
                  Transfer taxes                                                                                           10,000
                  Legal, accounting and other fees                                                                          7,700
                  Loan assumption fees                                                                                      1,500
                                                                                                                    --------------
                              Total merger acquisition cost                                                              $ 78,000
                                                                                                                    ==============

(B) Represents the estimated increase in Cornerstone Partnership's investment in real estate based upon the merger acquisition cost to reflect the allocation to other tangible assets of Cornerstone being acquired:

               Meger acquisition cost (see Note A)                                                                    $ 4,601,409
                                                                                                                    --------------
               Less basis of Cornerstone Partnership's net assets acquired:
                   Investment in real estate, net                                                                       3,814,740
                   Cash and cash  equivalents                                                                              27,199
                   Rent and other receivables (excluding $84.2 million of deferred
                     rents receivable)                                                                                     18,608
                   Escrow deposits and restricted cash                                                                     71,844
                   Investment in unconsolidated joint ventures                                                             31,827
                   Prepaid expenses and other assets (excluding $45.5 million of
                         deferred leasing, financing and other costs (see Note E))                                          60,167
                                                                                                                    --------------
                                  Subtotal                                                                              4,024,385
                                                                                                                    --------------
               Adjustment to record fair value of Cornerstone Partnership's investment in real estate and investment in unconsolidated joint
                       ventures, net                                                                                      577,024
               Less adjustment allocated to investment in unconsolidated joint ventures                                    (8,275)
                                                                                                                    --------------
               Adjustment allocated to investment in real estate                                                        $ 568,749
                                                                                                                    ==============

(C) There was no change in cash and cash equivalents as a result of the following transactions:

               Anticipated borrowings on additional credit facilities to finance
                      the cash portion of the merger (see Note G)                                                     $ 1,186,472
               Less cash portion of merger consideration (see Note A)                                                  (1,108,472)
               Less merger costs (see Note A)                                                                             (78,000)
                                                                                                                    --------------
                     Net adjustment to cash and cash equivalents                                                              $ -
                                                                                                                    ==============

(D) Represents the elimination of Cornerstone Partnership's deferred rents receivable which arose from the historical straight-lining of rental revenue.

(E) Represents an adjustment for the following:

               Cornerstone Partnership's deferred leasing, financing and other costs which were not assigned any value in the allocation of the merger acquisition
                    cost                                                                                                 $ (45,510)
               Transfer of EOP Partnership's current ownership of 250,700 shares of
                    Cornerstone common stock to merger acquisition cost (see Note A)                                        (4,387)
                                                                                                                    --------------
                              Total                                                                                      $ (49,897)
                                                                                                                    ==============

(F) To adjust Cornerstone Partnership's mortage debt to market value:
               Adjustment to Cornerstone Partnership's mortgage debt to reflect market value                              (49,053)
               Assumption of the convertible promissory note from Cornerstone Properties Inc.
                    to be assumed by EOP Partnership in the merger                                                         12,926
                                                                                                                    --------------
                                                                                                                          (36,127)
                                                                                                                    ==============
(G) To reflect borrowings on additional credit facilities to finance the cash portion of the merger as follows:

               Cash portion of merger consideration (See Note A)                                                      $ 1,108,472
               Merger costs (See Note A)                                                                                   78,000
                                                                                                                    --------------
                   Borrowings on additional credit facilities                                                         $ 1,186,472
                                                                                                                    ==============

(H) To reflect the assumption of the accrued interest payable related to the convertible promissory note owned by Cornerstone Properties Inc.
          to be assumed by EOP Partnership in the merger.


(I) To record the redemption of Cornerstone Partnership's preferred units into cash (see Note A).

(J) To reflect the net decrease in partners' capital associated with the merger as follows:

               Issuance of 62.9 million EOP Partnership units based on the exchange
                  rate, in exchange for 89.7 million Cornerstone Partnership units                                    $ 1,551,611
               Less total pre-merger pro forma partners' capital of
                  Cornerstone Partnership                                                                              (2,209,101)
                                                                                                                    --------------
                     Net decrease to partners' capital                                                                 $ (657,490)
                                                                                                                    ==============

(K) To reflect the adjustment for the straight-line effect of scheduled rent increases.

(L) To reflect the additional interest expense incurred from the additional credit facilities to finance the cash portion of the merger:

                                                                   For the three
                                                                   months ended         For the year ended
                                                                  March 31, 2000        December 31, 1999
                                                               --------------------------------------------
      Additional borrowings from
        credit facilities (see Note G)                         $ 1,186,472                $1,186,472
      Weighted average interest rate on
        the line of credit during the period                         7.23%                     7.57%
                                                               --------------------------------------------
      Additional annual interest expense                       $    85,790                $   89,816
                                                               --------------------------------------------
      Additional interest expense for the period               $    21,448                $   89,816
      Interest expense on the convertible
        promissory note from Cornerstone Properties
        Inc. that will be assumed by EOP Partnership
        in the merger                                                  192                       746
                                                               --------------------------------------------
      Total additional interest expense                        $    21,640                $   90,562
                                                               ============================================


(M) To reflect additional amortization of the adjustment to Cornerstone Partnership's mortgage debt to market value.

(N) To reflect additional depreciation expense related to the adjustment to the investment in real estate

      Adjustment to investment in real estate (see Note B).....................................................          $  568,749
      Portion allocated to building and improvements...........................................................                  85%
                                                                                                                        ------------
      Adjustment to the depreciable basis of Cornerstone Partnership's investment in real estate, net..........          $  483,436
                                                                                                                        ============
      Additional depreciation expense based on an estimated useful life of 40 years
      for the year ended December 31, 1999.....................................................................          $    12,086
                                                                                                                        ============
      Additional depreciation expense based on an estimated useful life of 40 years
      for the three months ended March 31, 2000................................................................          $     3,021
                                                                                                                        ============

(O) To reverse Cornerstone Partnership's historical amortization of deferred lease commissions due to the write-off of deferred lease commissions as a result of the merger (see Note E).

(P) Management has estimated that there will be a reduction of annual general and administrative expenses as a result of the merger of approximately $18.0 million on a pro forma basis. The general and administrative expense savings have not been included in the pro forma condensed combined statement of operations. There can be no assurance that EOP Partnership will be successful in realizing such anticipated cost savings.

(Q) To reflect the additional depreciation expense on the adjustment to the depreciable basis of Cornerstone Partnership's investment in unconsolidated joint ventures.

   Adjustment to the basis of the investment in unconsolidated joint ventures................................       $         8,275
      Portion allocated to building and improvements.........................................................                   85%
                                                                                                                   -----------------
      Adjustment to the depreciable basis of Cornerstone Partnership's investment in unconsolidated
      joint ventures.........................................................................................       $         7,034
                                                                                                                   =================
      Decrease in income from investment in unconsolidated joint ventures due to additional depreciation expense pertaining to the adjustment to the basis of the investment in joint ventures based on an
      estimated useful life of 40 years for the year ended December 31, 1999.................................                  $176
                                                                                                                 ===================

      Decrease in income from investment in unconsolidated joint ventures due to additional depreciation expense pertaining to the adjustment to the basis of the investment in joint
      ventures based on an estimated useful life of 40 years for the three months ended March 31, 2000.......                  $ 44
                                                                                                                 ===================

(R) To adjust Cornerstone Partnership's preferred distributions assuming Cornerstone Partnership's preferred units were converted into cash on January 1, 2000 and 1999, respectively.

(S) The following table sets forth the computation of basic and diluted earnings per unit:

                                                                   FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                                               --------------------------------------------------
      NUMERATOR                                                           HISTORICAL                   PRO FORMA
      -----------------------------------------------------------------------------------------------------------
      Net income from continuing operations before
       extraordinary items and net gain on sales of real estate
       available for units....................................         $       100,773          $    120,236
      Net gain on sales of real estate .......................                   3,862                 5,319
                                                                      ---------------------------------------
      Numerator for basic earnings per unit - net income from
       continuing operations before extraordinary items
       available for units....................................                 104,635               125,555
      Interest expense on convertible promissory note ........                       -                   192
                                                                      ---------------------------------------

      Numerator for diluted earnings per unit - net income from
       continuing operations before extraordinary items
       available for units....................................         $       104,635          $    125,747
                                                                      ---------------------------------------


      DENOMINATOR
      -------------------------------------------------------------
      Denominator for basic earnings per unit - weighted
       average units..........................................             281,380,638           344,245,226
                                                                      ---------------------------------------

      Denominator for diluted earnings per unit - weighted
       average units..........................................             283,568,648           347,379,891
                                                                      ---------------------------------------


      BASIC
      -------------------------------------------------------------
      Net income from continuing operations before
       extraordinary items and net gain on sales of real estate
       available for units ...................................         $          0.36          $       0.35
      Net gain on sales of real estate .......................                    0.01                  0.01
                                                                      ---------------------------------------
      Net income from continuing operations before extraordinary
       items available for units .............................         $          0.37          $       0.36
                                                                      =======================================


      DILUTED
      -------------------------------------------------------------
      Net income from continuing operations before extraordinary items and net gain on sales of real estate available
       for units .............................................         $          0.36          $       0.34
      Net gain on sales of real estate .......................                    0.01                  0.02
                                                                      ---------------------------------------

      Net income from continuing operations before extraordinary
       items available for units .............................         $          0.37          $       0.36
                                                                      =======================================



                                                                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                                               ------------------------------------------------
      NUMERATOR                                                               HISTORICAL             PRO FORMA
      ---------------------------------------------------------------------------------------------------------
      Net income from continuing operations before
       extraordinary items, cumulative effect of a change in
       accounting principle and net gain on sales of real estate
       available for units ...................................          $       381,151       $    435,226
      Net gain on sales of real estate .......................                   59,661            190,695
                                                                       ---------------------------------------
      Numerator for basic earnings per unit - net income from
       continuing operations before extraordinary items and
       cumulative effect of a change in accounting principle
       available for units ...................................                  440,812            625,921
      Interest expense on convertible promissory note ........                        -                746
                                                                       ---------------------------------------
      Numerator for diluted earnings per unit - net income from
       continuing operations before extraordinary items and
       cumulative effect of a change in accounting principle
       available for units ...................................          $       440,812       $    626,667
                                                                       ---------------------------------------

      DENOMINATOR
      -------------------------------------------------------------
      Denominator for basic earnings per unit - weighted
       average units .........................................              288,326,547        351,114,475
                                                                       ---------------------------------------
      Denominator for diluted earnings per unit - weighted
       average units .........................................              291,157,204        354,965,413
                                                                       ---------------------------------------

      BASIC
      -------------------------------------------------------------
      Net income from continuing operations before
       extraordinary items, cumulative effect of a change in
       accounting principle and net gain on sales of real estate
       available for units ...................................          $          1.32       $       1.24
      Net gain on sales of real estate .......................                     0.21               0.54
                                                                       ---------------------------------------
      Net income from continuing operations before extraordinary items and cumulative effect of a change in accounting
       principle available for units .........................          $          1.53       $       1.78
                                                                       =======================================

      DILUTED
      -------------------------------------------------------------
      Net income from continuing operations before extraordinary items, cumulative effect of a change in accounting
       principle and net gain on sales of real estate
       available for units ...................................          $          1.31       $       1.23
      Net gain on sales of real estate .......................                     0.20               0.54
                                                                       ---------------------------------------
      Net income from continuing operations before extraordinary items and cumulative effect of a change in accounting
       principle available for units .........................          $          1.51       $       1.77
                                                                       =======================================

       (c)    Exhibits.

       Exhibit
       Number                  Exhibit Description
       ------                  -------------------
       2.1    Agreement and Plan of Merger, dated as of February 11, 2000, as amended on May 11, 2000, among Equity Office, EOP Partnership,
              Cornerstone and Cornerstone Partnership (incorporated by reference to Annex A to the consent solicitation/information
              statement/prospectus included in EOP Partnership's Registration
              Statement on Form S-4, as amended, as filed with the SEC (File No.
              333-35590)).

       23.1   Consent of PricewaterhouseCoopers LLP.

       99.1   Consolidated Financial Statements of Cornerstone Partnership as of
              December 31, 1999 and 1998 and for the years then ended (pages
              F-19 to F-47 of EOP Partnership's Registration Statement on Form
              S-4, as amended, as filed with the SEC (File No. 333-35590)).

       99.2   Second Amended and Restated Agreement of Limited Partnership of
              EOP Partnership.

       99.3.1 Revolving Credit Agreement for $1,000,000,000 Revolving Credit
              Facility dated as of May 12, 2000 among EOP Operating Limited
              Partnership and the Banks listed therein.

       99.3.2 Guaranty of Payment -- No. 1, made as of May 12, 2000, between
              Equity Office Properties Trust and Bank of America, N.A.

       99.3.3 Guaranty of Payment -- No. 2, made as of May 12, 2000, between
              Equity Office Properties Trust and Bank of America, N.A.

       99.4.1 Third Amended and Restated Credit Agreement for $1,000,000,000
              Credit Facility dated as of May 12, 2000 among EOP Operating
              Limited Partnership and the Banks listed therein.

       99.4.2 Second Amended and Restated Guaranty of Payment, made as of May
              12, 2000, between Equity Office Properties Trust and Bank of
              America, N.A.


                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         EOP OPERATING LIMITED
                                         PARTNERSHIP

                                         By:   EQUITY OFFICE
                                               PROPERTIES TRUST, its
                                               general partner


Date:  June 30, 2000                     By:   /s/  Stanley M. Stevens
                                            --------------------------
                                               Stanley M. Stevens
                                               Executive Vice President, Chief
                                               Legal Counsel and Secretary

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                       EXHIBIT DESCRIPTION                           PAGE
------                       -------------------                           ----

    2.1 Agreement and Plan of Merger, dated as of February 11, 2000, as amended on May 11, 2000, among Equity Office, EOP Partnership, Cornerstone and Cornerstone Partnership (incorporated by reference to Annex A to the consent solicitation/information statement/prospectus included in EOP Partnership's Registration Statement on Form S-4, as amended, as filed with the SEC (File No. 333-35590)).

    23.1   Consent of PricewaterhouseCoopers LLP.

    99.1 Consolidated Financial Statements of Cornerstone Partnership as of December 31, 1999 and 1998 and for the years then ended (pages F-19 to F-47 of EOP Partnership's Registration Statement on Form S-4, as amended, as filed with the SEC (File No. 333-35590)).

    99.2 Second Amended and Restated Agreement of Limited Partnership of EOP Partnership.

    99.3.1 Revolving Credit Agreement for $1,000,000,000 Revolving Credit Facility dated as of May 12, 2000 among EOP Operating Limited Partnership and the Banks listed therein.

    99.3.2 Guaranty of Payment -- No. 1, made as of May 12, 2000, between Equity Office Properties Trust and Bank of America, N.A.

    99.3.3 Guaranty of Payment -- No. 2, made as of May 12, 2000, between Equity Office Properties Trust and Bank of America, N.A.

    99.4.1 Third Amended and Restated Credit Agreement for $1,000,000,000 Credit Facility dated as of May 12, 2000 among EOP Operating Limited Partnership and the Banks listed therein.

    99.4.2 Second Amended and Restated Guaranty of Payment, made as of May 12, 2000, between Equity Office Properties Trust and Bank of America, N.A.
                                       27